Exhibit 10.03

RITTMAN OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) made as of the 21st day of April, 2006 by and among Caraustar Industries, Inc., a North Carolina corporation (“Caraustar”) and Caraustar Mill Group, Inc., an Ohio corporation (“CMG” and, hereinafter together with Caraustar, sometimes the “Caraustar Parties”), and Cascades Boxboard Group—Connecticut LLC, a Delaware limited liability company (“Cascades”). Capitalized terms used herein and not defined in the specific Section in which they are used, shall have the meanings assigned to such terms in the Asset Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Caraustar Parties are engaged in the business of coated recycled boxboard manufacture, marketing and sale (the “Business”) and CMG conducts the Business at Rittman, Ohio (the “Rittman Mill”);

WHEREAS, Caraustar is directly or indirectly the holder of all of the issued and outstanding shares of capital stock of CMG;

WHEREAS, the Caraustar Parties wish to grant to Cascades, and Cascades wishes to receive, an option to purchase certain of the assets at the Rittman Mill from the Caraustar Parties, all as more particularly described in, and pursuant in all respects to the terms and conditions of, the asset purchase agreement attached hereto as Exhibit A (the “Asset Purchase Agreement”);

WHEREAS, on the date hereof Cascades and the Caraustar Parties have entered into a transition services agreement (the “Rittman Transition Services Agreement”) for the purposes stated therein, including to provide that CMG may operate the Rittman Mill for a period of ninety (90) to one hundred twenty (120) days immediately following the date hereof (the “Wind-Up Period”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1

OPTION

Cascades shall have the right and option (the “Option”) to acquire from the Caraustar Parties and, if Cascades exercises the Option, the Caraustar Parties shall have the obligation to transfer to Cascades, all (but not less than all) of the Assets as defined in the Asset Purchase Agreement on the terms and conditions thereof.

The Option shall be exercisable only by notice in writing sent by Cascades to the Caraustar Parties (the “Exercise Notice”) advising of Cascades’s election to exercise the Option,

which Exercise Notice may be delivered by Cascades on the earlier of any time within fifteen days prior to August 13, 2006, or within fifteen days after the Caraustar Parties may send a Wind-Up Termination Notice pursuant to (and as defined in) the Rittman Transition Services Agreement, which Wind-Up Termination Notice may be sent at any time within 120 days of the date hereof. The delivery of the Exercise Notice by Cascades shall constitute an unconditional and irrevocable commitment and agreement by Cascades, and Cascades Inc. for the purposes stated in the Asset Purchase Agreement, and the Caraustar Parties to date the Asset Purchase Agreement the date of the Exercise Notice and to execute and deliver to each other the Asset Purchase Agreement within 5 days of the receipt by the Caraustar Parties of the Exercise Notice, and thereafter to fulfill their respective obligations in all respects thereunder.

ARTICLE 2

GENERAL PROVISIONS

(a) The provisions of Article XII of the Asset Purchase Agreement are hereby incorporated by reference in this Agreement in all respects as though fully set forth herein. In the event of a conflict between any provision contained herein and a provision of the Asset Purchase Agreement, the provision of the Asset Purchase Agreement shall supersede and replace such conflicting provision of this Agreement.

(b) This Agreement shall terminate in its entirety if the Exercise Notice is not received by the Caraustar Parties prior to August 13, 2006. Upon termination of this Agreement, the Caraustar Parties may utilize or dispose of the Rittman Assets in any manner.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Name:	Ronald J. Domanico
Title:	EVP and Chief Financial Officer

CARAUSTAR MILL GROUP, INC.

By:	/s/ Ronald J. Domanico
Name:	Ronald J. Domanico
Title:	Vice President

CASCADES BOXBOARD GROUP - CONNECTICUT LLC

By:	/s/ Eric LaFlamme
Name:	Eric LaFlamme
Title:	President and CEO

CASCADES INC.

By:	/s/ Robert Hall
Name:	Robert Hall
Title:	VP Legal

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